As filed with the Securities and Exchange Commission on April 18, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COREWEAVE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	82-3060021
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

290 W Mt. Pleasant Ave., Suite 4100

Livingston, NJ 07039

(973) 270-9737

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2019 Stock Option Plan

(Full title of the plans)

Michael Intrator

Chief Executive Officer

290 W Mt. Pleasant Ave., Suite 4100

Livingston, NJ 07039

(973) 270-9737

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Michael A. Brown Ran D. Ben-Tzur Jennifer J. Hitchcock Aman D. Singh Fenwick & West LLP 902 Broadway, 18th Floor New York, NY 10010 (212) 430-2600	Kristen McVeety General Counsel Nisha Antony Deputy General Counsel CoreWeave, Inc. 290 W Mt. Pleasant Ave., Suite 4100 Livingston, NJ 07039 (973) 270-9737

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definition of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement contains a “reoffer prospectus” prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). This reoffer prospectus may be used for reoffers and resales on a continuous or delayed basis of certain of those shares of Class A common stock (the “Shares”) of CoreWeave, Inc. (“us,” “we” or the “Registrant”) referred to herein that constitute “control securities” or “restricted securities,” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and Instruction C of the General Instructions to Form S-8, by certain stockholders that are current employees, consultants, and advisors of the Registrant (the “Selling Stockholders”) for their own accounts. Certain of the Selling Stockholders may be eligible to sell their Shares prior to the expiration of market standoff agreements or the lock-up agreements that they have entered into with the underwriters for our initial public offering, pursuant to release provisions in such lock-up agreements as described in the section titled “Shares Eligible for Future Sale” in our registration statement on Form S-1, initially filed with the Securities and Exchange Commission on March 3, 2025 and as amended from time to time thereafter (File No. 333-285512). Subject to such market standoff agreements or lock-up agreements, the Selling Stockholders may sell any, all, or none of the Shares, and we do not know when or in what amount the Selling Stockholders may sell their Shares, if they were to sell any, hereunder following the effective date of this registration statement. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the reoffer prospectus by each Selling Stockholder and any other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

REOFFER PROSPECTUS

CoreWeave, Inc.

1,919,872 Shares of Class A Common Stock

This prospectus relates to 1,919,872 shares of Class A common stock, par value $0.000005 per share (the “Shares”), of CoreWeave, Inc., a Delaware corporation, which Shares may be offered from time to time by certain stockholders that are our current employees, consultants, and advisors (the “Selling Stockholders”) for their own accounts. We will not receive any of the proceeds from the sale of Shares by the Selling Stockholders made hereunder. The Shares were or will be acquired by the Selling Stockholders pursuant to our 2019 Stock Option Plan.

The Selling Stockholders may sell the securities described in this prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. Certain of the Selling Stockholders may be eligible to sell their Shares prior to the expiration of market standoff agreements or the lock-up agreements that they have entered into with the underwriters for our initial public offering, pursuant to release provisions in such lock-up agreements as described in the section titled “Shares Eligible for Future Sale” in our registration statement on Form S-1, initially filed with the Securities and Exchange Commission (the “SEC”) on March 3, 2025 and as amended from time to time thereafter (File No. 333-285512). Subject to such market standoff agreements or lock-up agreements, the Selling Stockholders may sell any, all, or none of the Shares, and we do not know when or in what amount the Selling Stockholders may sell their Shares, if they were to sell any, hereunder following the effective date of this registration statement.. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at the market price of our Class A common stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares. The Shares may be sold through underwriters or dealers which the Selling Stockholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the Selling Stockholders may sell their Shares in the section titled “Plan of Distribution.” The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders will be borne by us.

Our Class A common stock is listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “CRWV.” On April 17, 2025, the last reported sale price of our Class A common stock, was $39.09 per share.

The amount of securities to be offered or resold under this reoffer prospectus by each Selling Stockholder or other person with whom he, she or it is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” beginning on page 3 of this prospectus.

The SEC may take the view that, under certain circumstances, the Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 18, 2025

Neither we nor any of the Selling Stockholders has authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. Neither we nor any of the Selling Stockholders take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of its date, regardless of the time of delivery of this prospectus or of any sale of our Class A common stock. Our business, financial condition, results of operations, and future growth prospectus may have changed since that date.

CoreWeave, the CoreWeave logo, and other registered or common law trade names, trademarks, or service marks of CoreWeave appearing in this prospectus are the property of CoreWeave, Inc. This prospectus contains additional trade names, trademarks, logos, and service marks of ours and of other companies. We do not intend our use or display of other companies’ trade names, trademarks, logos, or service marks to imply a relationship with these other companies, or endorsement or sponsorship of us by these other companies. Other trademarks appearing in this prospectus are the property of their respective holders. Solely for convenience, our trade names, trademarks, logos, and service marks referred to in this prospectus may appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor, to these trademarks, trade names, and service marks. Unless otherwise indicated, the terms “CoreWeave,” the “Company,” “we,” “us,” and “our” refer to CoreWeave, Inc. and our subsidiaries. References to our “common stock” include our Class A common stock, Class B common stock and Class C common stock.

THE COMPANY

CoreWeave, Inc.

CoreWeave powers the creation and delivery of the intelligence that drives innovation.

We are the AI HyperscalerTM driving the AI revolution. Our CoreWeave Cloud Platform consists of our proprietary software and cloud services that deliver the software and software intelligence needed to manage complex AI infrastructure at scale. Our platform supports the development and use of ground-breaking models and the delivery of the next generation of AI applications that are changing the way we live and work across the globe—our platform is trusted by some of the world’s leading AI labs and AI enterprises.

We believe AI is the next frontier for innovation in technology, driving productivity and efficiency gains and enabling new business models in nearly every industry and organization. The generalized cloud infrastructure that drove the cloud revolution beginning in the 2000s was built to host websites, databases, and SaaS apps that have fundamentally different needs than the high performance requirements of AI. As workloads and technologies evolve, so too must the infrastructure and cloud software and services that power them. We believe we are at the start of a new cloud era that will drive the AI revolution. For AI to reach its full potential, it needs a purpose-built AI cloud platform with infrastructure and managed cloud services that are delivered in an efficient, automated, and highly performant way. Enter CoreWeave, the AI HyperscalerTM.

We purpose-built our CoreWeave Cloud Platform to be the infrastructure and application platform for AI. Our platform manages the complexity of engineering, assembling, running, and monitoring state-of-the-art infrastructure at a massive scale to deliver high performance and efficiency to AI workloads. Through our proprietary software capabilities, we enable our customers to achieve substantially higher total system performance and more favorable uptime relative to other AI offerings within existing infrastructure cloud environments and unlock speed at scale. By delivering more compute cycles to AI workloads and thereby reducing the time required to train models, our capabilities can significantly accelerate the time to solution for customers in the ongoing hyper-competitive race to build the next bleeding-edge AI models.

Risk Factors

Our business is subject to numerous risks and uncertainties of which you should be aware before making a decision to invest in our Class A common stock. These risks, among others, include the following:

•

Our recent growth may not be indicative of our future growth, and if we do not effectively manage our future growth, our business, operating results, financial condition, and future prospects may be adversely affected.

•

We have a limited number of suppliers for significant components of the equipment we use to build and operate our platform and provide our solutions and services. Any disruption in the availability of these components could delay our ability to expand or increase the capacity of our infrastructure or replace defective equipment.

•	Our business would be harmed if we were not able to access sufficient power or by increased costs to procure power, prolonged power outages, shortages, or capacity constraints.

•

If our data center providers fail to meet the requirements of our business, or if the data center facilities experience damage, interruption, or a security breach, our ability to provide access to our infrastructure and maintain the performance of our network could be negatively impacted.

•

A substantial portion of our revenue is driven by a limited number of our customers, and the loss of, or a significant reduction in, spend from one or a few of our top customers would adversely affect our business, operating results, financial condition, and future prospects.

•

If we fail to efficiently enhance our platform and develop and sell new solutions and services and respond effectively to rapidly changing technology, evolving industry standards, changing regulations, and changing customer needs, requirements, or preferences, our platform may become less competitive.

•

The broader adoption, use, and commercialization of AI technology, and the continued rapid pace of developments in the AI field, are inherently uncertain. Failure by our customers to continue to use our CoreWeave Cloud Platform to support AI use cases in their systems, or our ability to keep up with evolving AI technology requirements and regulatory frameworks, could have a material adverse effect on our business, operating results, financial condition, and future prospects.

•	Our operating results may fluctuate significantly, which could make our future results difficult to predict and could cause our operating results to fall below expectations.

•	We face intense competition and could lose market share to our competitors, which would adversely affect our business, operating results, financial condition, and future prospects.

•

We have a history of generating net losses as a result of the substantial investments we have made to grow our business and develop our platform, anticipate increases in our operating expenses in the future, and may not achieve or, if achieved, sustain profitability. If we cannot achieve and, if achieved, sustain profitability, our business, operating results, financial condition, and future prospects will be adversely affected.

•

We have identified material weaknesses in our internal control over financial reporting. If our remediation of such material weaknesses is not effective, or if we experience additional material weaknesses in the future or otherwise fail to develop and maintain effective internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable laws and regulations could be impaired.

•

Our substantial indebtedness could materially adversely affect our financial condition, our ability to raise additional capital to fund our operations, our ability to operate our business, our ability to react to changes in the economy or our industry, our ability to meet our obligations under our outstanding indebtedness and could divert our cash flow from operations for debt payments, and we may still incur substantially more indebtedness in the future.

•

The multi-class structure of our common stock has the effect of concentrating voting power with our Co-Founders, which will limit your ability to influence the outcome of important transactions, including a change in control.

Corporate Information

We were formed in September 2017 as a Delaware limited liability company under the name The Atlantic Crypto Corporation LLC and converted to a Delaware corporation in September 2018 under the name Atlantic Crypto Corporation. In December 2019, we changed our name to “CoreWeave, Inc.” Our principal executive offices are located at 290 W Mt. Pleasant Ave., Suite 4100, Livingston, NJ 07039. Our telephone number is (973) 270-9737. Our website address is www.coreweave.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. Investors should not rely on any such information in deciding whether to purchase shares of our Class A common stock.

RISK FACTORS

An investment in shares of our Class A common stock is highly speculative and involves a high degree of risk. We face a variety of risks that may affect our operations or financial results and many of those risks are driven by factors that we cannot control or predict. Before investing in our Class A common stock, you should carefully consider the risks below and set forth under the caption “Risk Factors” in our Prospectus dated March 27, 2025, filed on March 31, 2025 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-285512), which are incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this prospectus. If any of these risks actually occurs, our business, prospects, financial condition and results of operations could be materially adversely affected. In that case, the trading price of our Class A common stock would likely decline and you may lose all or a part of your investment. Only those investors who can bear the risk of loss of their entire investment should invest in our Class A common stock. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future operating results and financial condition, our business strategy and plans, market growth, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” and similar expressions are intended to identify forward-looking statements.

Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

•

our future financial performance, including our expectations regarding our revenue, cost of revenue, operating margin, operating expenses, including changes in operating expenses, and our ability to achieve and maintain future profitability;

•	our business plan and our ability to effectively manage our growth and maintain our corporate culture;

•	our total market opportunity;

•	anticipated trends, growth rates, and challenges in our business and in the markets in which we operate;

•	market acceptance of our platform, solutions, and services;

•	beliefs and objectives for future operations;

•	our ability to successfully retain and expand usage of our existing customers and attract new customers;

•	the percentages of remaining performance obligations that we expect to recognize as revenue over respective future periods;

•	our ability to develop and introduce new products and solutions and bring them to market in a timely manner;

•	the expected timing for completion, benefits, and impacts of our proposed acquisition of Weights & Biases, Inc.;

•	our expectations concerning relationships with third parties, including IT service providers, business partners, vendors, suppliers, and cloud-based service providers;

•	our ability to maintain, protect, and enhance our intellectual property rights;

•	our ability to expand internationally;

•	the effects of increased competition in our markets and our ability to compete effectively;

•	our ability to identify, recruit, hire, and retain skilled personnel, including key members of senior management;

•	our intention to continue to make investments in talent and our platform infrastructure;

•	our ability to raise additional capital, including our ability to enter into new efficient financing structures;

•	future acquisitions or investments in complementary companies or products;

•	our ability to stay in compliance with laws and regulations that currently apply or may become applicable to our business both in the United States and internationally;

•	our ability to maintain the security and availability of our platform and protect against data breaches and other security incidents;

•	economic and industry trends, projected growth, or trend analysis, particularly as it relates to AI compute;

•

general economic conditions in the United States and globally, including the effects of global geopolitical conflicts, inflation, interest rates, any instability in the global banking sector, and foreign currency exchange rates;

•	our ability to operate and grow our business in light of macroeconomic uncertainty;

•	our ability to remediate our material weaknesses in our internal control over financial reporting;

•	increased expenses associated with being a public company; and

•	other statements regarding our future operations, financial condition, and prospects and business strategies.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, operating results, business strategy, and short-term and long-term business operations and objectives. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in the section titled “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this prospectus or to conform these statements to actual results or to changes in our expectations, except as required by law. These forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus. While we believe such information provides a reasonable basis for these statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, performance, and events and circumstances may be materially different from what we expect.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Stockholders, as described below. See the sections titled “Selling Stockholders” and “Plan of Distribution” described below.

SELLING STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of our Class A common stock as of March 31, 2025, as adjusted to reflect the Shares that may be sold from time to time pursuant to this prospectus, for all Selling Stockholders, consisting of the individuals shown as having shares listed in the column entitled “Shares Being Offered.”

The Shares offered by the Selling Stockholders hereunder consist of an aggregate of 1,919,872 outstanding Shares acquired by certain of our current employees (including officers), consultants and advisors upon the exercise of stock options and settlement of restricted stock units (“RSUs”) granted under the Plan. We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. In computing the number of shares of Class A common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of Class A common stock subject to options held by that person or entity that are currently exercisable or that will become exercisable within 60 days of March 31, 2025 and RSUs that are expected to vest and settle within 60 days of March 31, 2025. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Applicable percentage ownership of our common stock before this offering is based on 347,304,751 shares of our Class A common stock, 118,102,040 shares of our Class B common stock outstanding, and no shares of our Class C common stock outstanding, in each case as of March 31, 2025.

	Class A Shares Beneficially Owned Prior to the Offering		Class A Shares Being Offered	Class A Shares Beneficially Owned After the Offering(1)
Selling Stockholder	Shares	Percentage	Shares	Shares	Percentage

Kristen McVeety(2)	1,510,207	*	75,510	1,434,697	*
Nitin Agrawal(3)	243,223	*	12,161	231,062	*

Named Selling Stockholders(4)	12,673,235	3.6%	1,500,863	11,172,372	3.1%
Other Selling Stockholders(5)	5,894,608	1.7%	331,338	5,563,270	1.6%

*	Represents beneficial ownership of less than 1.0%.

(1)

Assumes that all of the Shares held by each Selling Stockholder and being offered under this prospectus are sold, and that no Selling Stockholder will acquire additional shares of common stock before the completion of this offering.

(2)

Consists of: (i) 95,000 shares of Class A common stock directly held by the Jackfruit 2024 GRAT; (ii) 1,410,860 shares of Class A common stock issuable upon the exercise of stock options directly held by Kristen McVeety; and (iii) 4,347 shares of Class A common stock issuable upon the vesting and settlement of restricted stock units within 60 days of March 31, 2025. Ms. McVeety is the trustee and beneficiary of Jackfruit 2024 GRAT.

(3)

Consists of: (i) 231,811 shares of Class A common stock directly held by Nitin Agrawal and (ii) 11,412 shares of Class A common stock issuable upon the vesting and settlement of restricted stock units within 60 days of March 31, 2025.

(4)

Includes the following 147 named non-affiliate persons, each of whom holds at least 1,000 Shares of Class A common stock or equity awards issuable for an amount equal to 1% or more of the securities issuable pursuant to the Company’s 2019 Stock Option Plan: Abdallah Ibrahim, Adam Wesley Allred, Alan David Canarick, Amanda Shaina McVey, Ana Garcia de Leon Arnal, Anthony Michael Mercurio, Anthony Alex Piglovski, Anthony Joseph Rabbito, Anthony Rizzo, Ashley Kaela Kowalik, Blake Karle Moore, Brandon Reese Jacobs, Brent Atchison, Bridget Puamana Leonard, Bryan James Halfpap, Bryan Wesley Brown, Carlos Mario Ascuasiati Guerrero, Casey Intrator, Cesar Mesones, Charles Joseph Doherty, Charles Henry Hughes, Charles Lawrence Stanley Marshall, Chrissy Weeks, Conrad Thomas Ratschan, Constance Leigh Saemisch, Damian Patricio Correa, Daniel Jacob Hix, Daniel Antony Money, Daniel James Olson, David Colon, David Andrew Marx, Dean Kenneth Hawryschuk, Dean Mikael Montero, Diego Rodrigo Rodriguez Boy, Elijah Alexander Martin-Merrill, Eric Albert Saltzman, Eryn Doerffler, Eta Syra Gluck, Frank Rubio Tallavas, Gabrielle K Sweda, Garrett Marshall Rosenblatt, Gonzalo Pinon Herrera, Greg Scott Huey, Han Zhong Mahle, Clark Harris Weeks, Harshdeep Singh Banwait, Irene Tatiana Padkowsky, Edward Isaac Gutman Sparling, Isabel Felicia Giang, Jacob Adam Yundt, Jake Abram Intrator, Jakob Borg, Jared Benjamin Swets, Jenghis Manning-Pettit, Jennifer Alice Lubell, Jesus Alberto Robles, John Andrew Boyle, John MacCallum, John Frank Mancuso, John Subin, Jonathan Süssemilch Poulain, Joseph Vincent Mastro, Joseph Giovanni Ragno, Josh Frantz, Joshua Joseph Bonnett, Joshua David Silberberg, Jouni Ollila, Jourdan Thomas McClure, Kamil Derynski, Kevin Louis Baxter, Kevin J Hopper, Kevin Lamont Williams, Kristofer James Christakos, Kyle Aldrich, Lance Austin, Lance Hemby, Louis Rocco Abramson, Louis Abramson 2024 GRAT, Lux Griffith, Malcolm C. Moore, Marcus Acosta, Marcus Butler, Mark A Green, Mark Harrison Stansberry, Martin Caillard, Matthew Louis Bellingeri, Matthew Bellingeri 2024 GRAT, Matthew Harrigan Owen, Max Anders Hjelm, Max Hjelm 2024 Friends and Family GRAT, Michael Ambrosia, Michael Scott Chase, Michael Alexander Mattacola, Michael Patrick Riordan, Michael Terlizzi, Michelle O’Rourke, Minji Kim, Monique Bradshaw, Navarre Eugene Pratt, Nicholas Albert Hoover, Nicholas Charles Christopher Janus, Nicholas Joseph McCarthy, Nicholas William Niehoff, Patrick Edward Donohue, Philip Joseph Leonetti, Rahul Talari, Richard L DeFalco, Richard Lopez, Robe Marlui De Leon Basa, Robin Hugh Johnson, Ronald Munroe Howell, Ryan Wayne Walter, Ryan J Zenker, Ryon Miller, Fadumosahra Yusuf, Sandy Li, Sanford Khalil Miller, Sanger Alexander Steel, Sasha Alexandra Krutiy, Scott Alan Miller, Seamus Nayduch, Sean Mowatt-Larssen, Sebastian Mancera, Simon Patrick Watson, Stefanie Michaela Dukovac, Stephen Paul Beckstrand, Stig Patrick Mowrer, Taylor Ashley Milova, Taylor Milova 2024 Grantor Retained Annuity Trust, dated September 19, 2024, Tess Mckenna Sohngen, Thomas Phariss, Thomas Marvin Scott, Tony Roberto Perez, Trevor Jack Donalson, Tyler Aaron Butters, Tyler Kenneth Reid, Tyler Wang, Vaibhav Dileep Bhembre, Vasily Anthony Patov, Ven Reddy, Vincent Richard Marone, Wallace Raphael Pena Carmona, Walton Leon Evans, Yianni Giannaris, Yitzchok Dier, Yitzchok Dier 2024 GRAT, and Zachary Harrison Spar.

(5)

Includes 386 unnamed non-affiliate persons, each of whom holds less than 1,000 shares of our Class A common stock and equity awards issuable for an amount less than 1% of the securities issuable pursuant to the Company’s 2019 Stock Option Plan, each of whom may sell up to such amount using this prospectus. Each of these persons beneficially owns less than 1% of our Class A common stock.

PLAN OF DISTRIBUTION

We are registering the Shares covered by this prospectus to permit the Selling Stockholders to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this prospectus. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.

The Shares offered by this prospectus may be sold from time to time to purchasers:

•	directly by the Selling Stockholders, or

•	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Stockholders or the purchasers of the Shares.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholders and any underwriter, broker-dealer or agent regarding the sale of the Shares by the Selling Stockholders.

The Shares may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including the Nasdaq;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	any other method permitted by applicable law; or

•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Stockholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholders will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market- making activities with respect to the Shares.

The Selling Stockholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the Shares of our Class A common stock offered hereby has been passed upon by Fenwick & West LLP, New York, New York.

EXPERTS

The financial statements of CoreWeave, Inc. as of December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The financial statements of CoreWeave, Inc. for the year ended December 31, 2022 incorporated by reference in this prospectus have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

(a)

the Registrant’s Prospectus dated March 27, 2025, filed on March 31, 2025 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-285512), which contains audited financial statements for the Registrant’s latest fiscal year for which such financial statements have been filed; and

(b)

the description of the Registrant’s Class A common stock contained in the Registrant’s registration statement on Form 8-A (File No. 001-42563) filed with the SEC on March 21, 2025 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All reports and documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10- Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at https://investors.coreweave.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

The Registrant hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests for documents should be directed to: CoreWeave, Inc., Attention: General Counsel, 290 W Mt. Pleasant Ave., Suite 4100, Livingston, NJ 07039.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registration Information and Employee Plan Annual Information.*

*

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

•

the Registrant’s Prospectus dated March 27, 2025, filed on March 31, 2025 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-285512), which contains audited financial statements for the Registrant’s latest fiscal year for which such financial statements have been filed; and

•

the description of the Registrant’s Class A common stock contained in the Registrant’s registration statement on Form 8-A (File No. 001-42563) filed with the SEC on March 21, 2025 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All reports and documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act. As permitted by the DGCL, the Registrant’s amended and restated certificate of incorporation contains provisions that eliminate the personal liability of its directors and officers for monetary damages for any breach of fiduciary duties in their role, except liability for the following:

•	any breach of the director’s or officer’s duty of loyalty to the Registrant or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL;

•	any transaction from which the director or officer derived an improper personal benefit; and

•	with respect to officers, any action by or in the right of the corporation.

As permitted by the DGCL, the Registrant’s amended and restated bylaws provide that:

•	the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the DGCL, subject to limited exceptions;

•	the Registrant may indemnify its other employees and agents as set forth in the DGCL;

•

the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to limited exceptions; and

•	the rights conferred in the Registrant’s restated bylaws are not exclusive.

In addition, the Registrant has or intends to enter into indemnification agreements with each of its current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s amended and restated certificate of incorporation and amended and restated bylaws and to provide additional procedural protections. There is no pending litigation or proceeding involving a director or executive officer of the Registrant for which indemnification is sought. The indemnification provisions in the Registrant’s amended and restated certificate of incorporation, amended and restated bylaws and the indemnification agreements entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.

The Registrant currently carries directors’ and officers’ liability insurance for securities matters.

See also the undertakings set out in response to Item 9 hereof.

Item 7. Exemption from Registration Claimed.

The issuance of the Shares being offered by the Form S-8 resale prospectus were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder), or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about the Registrant.

Item 8. Exhibits

EXHIBIT INDEX

		Incorporated by Reference				Filed Herewith
Exhibit Number	Description	Schedule Form	File No.	Exhibit	Filing Date

3.1	Amended and Restated Certificate of Incorporation of CoreWeave, Inc.					X

3.2	Amended and Restated Bylaws of CoreWeave, Inc.					X

4.1	Form of Class A Common Stock certificate of CoreWeave, Inc.	S-1/A	333-285512	4.1	March 20, 2025

5.1	Opinion of Fenwick & West LLP.					X

23.1	Consent of Fenwick & West LLP (included in Exhibit 5.1).					X

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.					X

23.3	Consent of RSM US LLP, independent registered public accounting firm.					X

24.1	Power of Attorney (included on the signature page of this Form S-8).					X

99.1	CoreWeave, Inc. 2019 Stock Option Plan, as amended, and related form agreements.	S-1/A	333-285512	10.2	March 20, 2025

107	Filing Fee Table.					X

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Livingston, New Jersey, on the 18th day of April, 2025.

COREWEAVE, INC.

By:	/s/ Michael Intrator
Michael Intrator
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael Intrator and Nitin Agrawal, and each of them, as his or her true and lawful attorneys-in-fact, proxies, and agents, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact, proxies, and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxies, and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Intrator Michael Intrator	Director, Chief Executive Officer, and President (Principal Executive Officer)	April 18, 2025

/s/ Nitin Agrawal Nitin Agrawal	Chief Financial Officer (Principal Financial Officer)	April 18, 2025

/s/ Jeffrey Baker Jeffrey Baker	Chief Accounting Officer (Principal Accounting Officer)	April 18, 2025

/s/ Brian Venturo Brian Venturo	Director and Chief Strategy Officer	April 18, 2025

/s/ Karen Boone Karen Boone	Director	April 18, 2025

/s/ Jack Cogen Jack Cogen	Director	April 18, 2025

/s/ Glenn Hutchins Glenn Hutchins	Director	April 18, 2025

/s/ Margaret C. Whitman Margaret C. Whitman	Director	April 18, 2025